UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2019

PARADISE, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-3026	59-1007583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 W. Dr. Martin Luther King, Jr. Blvd., Plant City, Florida	33563
(Address of Principal Executive Offices)	(Zip Code)

(813) 752-1155

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2019, Paradise, Inc. (the “Company”) completed the sale of substantially all of the assets (the “Asset Sale”) of the Company engaged in the production, manufacture, sale and distribution of glacé fruit product (the “Fruit Business”) to Seneca Foods Corporation and its subsidiary (collectively, “Seneca”) in accordance with the terms of the Asset Purchase Agreement among such parties dated as of April 15, 2019 (the “Purchase Agreement”).

In accordance with the terms of the Purchase Agreement, the aggregate purchase price for the Fruit Business was approximately $9.7 million, consisting of cash consideration of approximately $9.4 million (subject to an adjustment up or down based on the final inventory value to be calculated shortly following closing) and assumed liabilities of approximately $0.3 million. Approximately $0.4 million of the cash purchase price was used to repay the Company’s outstanding balance under its revolving credit facility, which terminated at closing, and $0.9 million of the cash purchase price is being held in escrow to satisfy indemnification obligations of the Company.

As previously disclosed, in connection with the Purchase Agreement, Randy S. Gordon, Mark H. Gordon and Tracy W. Schulis entered into consulting agreements with Seneca. The description of such agreements is incorporated herein by reference to the section titled “Consulting Agreements” on page 43 of the Company’s definitive proxy statement on Schedule 14A filed on July 8, 2019.

On August 1, 2019, the Company issued a press release announcing the completion of the Asset Sale, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of April 15, 2019, by and among Paradise, Inc., Gray & Company and Seneca Foods Corporation *(incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed on April 16, 2019).
99.1	Press release, dated as of August 1, 2019, issued by Paradise, Inc.

*	Certain exhibits and schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits and schedules will be furnished to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Cautionary Note Regarding Forward-Looking Statements.

The statements in this Current Report on Form 8-K that are not historical, including without limitation statements regarding the Company’s beliefs, expectations, prospects, strategic plans and statements regarding the co-pack agreement, the liquidation plan approved by our shareholders on July 29, 2019 (the “Liquidation Plan”) or any other future events, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact should be considered “forward-looking statements” for these purposes. In some cases, forward-looking statements can be identified by the use of such terminology as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continues,” or the negative thereof or other similar words. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations or any of our forward-looking statements will prove to be correct. Examples of forward-looking statements include, but are not limited to, those regarding the transactions contemplated by the Purchase Agreement (including the co-pack agreement) and the Liquidation Plan. Forward-looking statements are subject to inherent risks and uncertainties, and actual results and developments may be materially different from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ from those expressed or implied by the forward-looking statements include the possibility that disruption from the pending Liquidation Plan may make it more difficult to maintain business and operational relationships for the Company; that the Company may not be successful in its attempt to sell the assets related to its plastics division and its real property located in Plant City, Florida on favorable terms, and that the other anticipated benefits from the sale of the Fruit Business (including the co-pack agreement) or the Liquidation Plan will not be realized.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2018, and the definitive proxy statement on Schedule 14A filed on July 8, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARADISE, INC.
(Registrant)

Date: August 2, 2019	/s/ Randy S. Gordon
Randy S. Gordon
President/CEO
(Principal Executive Officer)